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                                                                   Exhibit 10.22



                                                                January __, 2002



                            PERSONAL AND CONFIDENTIAL
                            -------------------------

                     ANTEON CORPORATION EXECUTIVE AGREEMENT

                  THIS AGREEMENT is made as of the ___ day of January, 2002 by and between Anteon Corporation ("Anteon" and, together with its subsidiaries and divisions, the "Company") and the key officer of the Company whose name appears on the signature page hereof (the "Executive).

1. INTRODUCTION. Anteon's philosophy is to provide to its officers and key executives a compensation program that it considers to be among the very best in its industry and therefore desires to make the benefits provided for in this agreement available to the Executive as part of his or her compensation package.

2.   DEFINITIONS

     2.1  "Agreement" means this agreement between Anteon and the Executive.

     2.2 "Anteon" means Anteon Corporation or any successor to substantially all of the business and operations of Anteon Corporation.

     2.3  "Board" means the Board of Directors of Anteon.

     2.4 "Bonus Opportunity" means the percentage of Salary that is the target bonus for the relevant year, as established by the Board.

     2.5 "Cause" means the Executive's (i) conviction of, or pleading of nolo contendere to, a felony level criminal violation, or the commission of any act of dishonesty, disloyalty,

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misconduct or moral turpitude that is injurious to the property, operations, business or reputation of the Company, or (ii) material misconduct or failure to perform his or her duties in a reasonably satisfactory manner after the receipt of a notice from the Company detailing such misconduct or failure, if the misconduct or failure is capable of cure, and the subsequent failure by the Executive to cure such misconduct or failure within thirty (30) days of receipt of such notice.

     2.6 "Committee" means the Compensation Committee appointed by the Board or if there is no such committee, then the Board.

     2.7 "Company" means Anteon Corporation and its subsidiaries, or any successor to substantially all of the business and operations of Anteon Corporation and its subsidiaries.

     2.8 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     2.9 "Executive" means the individual identified on the signature page of this Agreement.

     2.10 "Extended Compensation Payments" means all amounts, if any, payable under Section 3 and Exhibit A of this Agreement to the Covered Employee upon a termination without Cause or a resignation for Good Reason.

     2.11 "Extended Compensation Period" means the period beginning on the effective date of this Agreement and ending on December 31, 2003.

     2.12 "Good Reason" means the Executive's resignation from all employment and service with the Company within 90 days after the occurrence of one or more of the following: (i) a reduction in his or her Salary or Bonus Opportunity from that of the prior year, or a reduction in Salary or Bonus Opportunity already established for a given year (it being

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understood that any bonus payments will be subject to performance and/or service goals as the Board may prescribe), or (ii) a material diminution in the Executive's duties or responsibilities (but a change in the Executive's reporting relationships or responsibilities within the Company or within any successor to substantially all of the Company' business and operations shall not itself constitute "Good Reason"). Notwithstanding anything in the previous sentence, the Executive may not resign for "Good Reason" unless he or she shall have first given notice to Anteon of the reason for such resignation, and Anteon or the Company shall have failed to reasonably cure the situation within thirty
(30) days of receipt of such notice.

     2.13 "Release" means a written release, in the form as attached hereto, executed by the Executive who has been granted Extended Compensation Payments, releasing and discharging the Company, its trustees, officers, directors, employees, advisers, consultants, shareholders, agents and other representatives (including, but not limited to, the members of the Committee) from and against all claims, liabilities and obligations in respect of or arising out of the Executive's employment, and/or any termination of or resignation therefrom, including but not limited to, claims under the Age Discrimination in Employment Act of 1967, as amended.

     2.14 "Salary" means the annual rate of base salary of the Executive (prior to any reduction for the Executive's contributions to any employee benefit, deferred compensation, retirement or other plan or arrangement maintained or administered by the Company) as in effect immediately prior to any without Cause termination or resignation for Good Reason. Monthly Salary shall be determined by dividing the rate referred to in the preceding sentence by 12.

     2.15 "Service" means the Executive's last continuous period of employment and service with the Company.


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     2.16 "Termination of Employment" means the Executive's termination of employment with and separation of service from the Company.

3.   GRANTS AND AMOUNTS OF PROTECTION PAYMENTS

     3.1 If during the Extended Compensation Period (i) the Company shall terminate the Executive's employment without Cause, or (ii) the Executive shall resign for Good Reason, then the Executive will receive Extended Compensation Payments equal to the following:

     A. ACCRUED SALARY. Within 15 days of termination without Cause or resignation for Good Reason, the Executive will receive all accrued but unpaid Salary through the date of termination.

     B. SALARY CONTINUATION. The Executive will be paid regular monthly payments as if his or her Salary were continuing for the period set forth on Exhibit A, commencing on the date of the termination without Cause or resignation for Good Reason.

     C. ACCRUED BONUS. The Executive will receive a pro-rata payment (through the end of the month in which either the without Cause termination or resignation for Good Reason occurs) of his or her bonus entitlement for the current year which would otherwise have been paid had the Executive remained employed by Anteon through the end of such year (for this purpose, assuming that all personal performance objectives have been achieved at the target level). Such bonus shall be payable to the Executive on the date that the bonuses are payable to all other executives of the Company under the terms of the Company's incentive plans.

     D. BONUS CONTINUATION. The Executive will be paid one-twelfth of his or her "average annual bonus", for each month of the period set forth on Exhibit A, such amount to be paid monthly commencing on the date of the termination without Cause or resignation for Good Reason. The "average annual bonus" shall mean the average of the Executive's bonuses in

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respect of each of the three calendar years preceding the year of the termination without Cause or resignation for Good Reason. If the bonus for any such year was zero, such amount shall be included in the average, unless the Executive was not employed and not eligible for a bonus in such calendar year.

     E. ACCRUED GENERAL LEAVE. Within 15 days of termination without Cause or resignation for Good Reason, the Executive will receive a payment for all accrued but unused General Leave through the date of termination.

     F. MEDICAL/DENTAL INSURANCE. Medical/dental insurance coverage for the Executive and his or her eligible dependents is to be continued under the plan in effect on the date of the without Cause termination or resignation for Good Reason, as modified from time to time for similarly situated active executives. Anteon will pay its normal share of the coverage rate for a period as set forth on Exhibit A, or until such time as the Executive is covered by the medical/dental insurance of another employer, whichever occurs first. The Executive may continue medical/dental insurance through COBRA for up to an additional eighteen months by paying the required premiums monthly in advance to Anteon, as provided by and subject to COBRA.

     G. LIFE INSURANCE. If the Executive is being provided basic life insurance coverage at the time of separation, such basic life insurance coverage shall continue in accordance with Anteon's policies on life insurance coverage as may be in effect from time to time, for the period set forth on Exhibit A, or, if earlier, until such time as (x) the Executive is eligible for coverage by the life insurance of another employer or (y) Anteon ceases to provide its similarly situated executives with basic life insurance coverage, whichever occurs first.


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     H. RETIREMENT PLAN. Benefits accrued through the termination date are governed by the provisions of the applicable "qualified retirement plan" documents.

     3.2 Notwithstanding anything to the contrary in this Agreement, under no circumstances may the Executive receive any Extended Compensation Payments under the terms of this Agreement unless the Committee has received from the Executive an executed Release, in the form attached hereto, that has remained unrevoked for at least eight (8) days (or such longer time as Employee may have a right to terminate such Release under applicable law). In addition, Anteon may immediately cease the payment of any Extended Compensation Payments if the Executive is in violation of any of the provisions of Section 5 of this Agreement.

     3.3 The Executive shall have no benefits under this Agreement in the event the Executive is terminated with Cause or terminates employment other than for Good Reason.

4.   ADMINISTRATION

     4.1 The Committee shall be the administrator of this Agreement, and shall have such rights, powers and authorities commensurate with such position. Such powers shall include, without limitation, the discretion to interpret the provisions of this Agreement, as well as the discretion to resolve any conflicts or questions arising therefrom. The decisions of the Committee shall be final and binding.

5.   OBLIGATIONS OF THE EXECUTIVE

     5.1 NON-SOLICITATION. The Company has invested substantial time, money and resources in the development and retention of its inventions, confidential information (including trade secrets), customers, accounts and business partners, and during and prior to the course of the Executive's employment with the Company, the Executive has had and will have access to the Company's inventions, confidential information (including trade secrets) and contractual

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relationships, and will be introduced to existing and prospective customers, vendors, accounts and business partners of the Company. Any and all "goodwill" associated with any existing or prospective customer, vendor, account or business partner belongs exclusively to the Company, including, but not limited to, any goodwill created as a result of direct or indirect contacts or relationships between the Executive and any existing or prospective customers, vendors, cable operators, accounts or business partners.

     In recognition of this, and in partial consideration for the Company entering into this Agreement with the Executive, the Executive shall be obligated to comply with the following provisions:

     (A) During the Executive's employment with the Company, and for a period of two (2) years thereafter, or until the end of the period during which Extended Compensation Payments, if any, are being made to the Executive hereunder, whichever period is longer, the Executive may not notice, solicit or encourage, either directly or indirectly, any Company employee to leave the employ of the Company or any independent contractor to sever its engagement with the Company, absent prior written consent from the Company.

     (B) During the Executive's employment with the Company, and for a period of two (2) years thereafter, or until the end of the period during which Extended Compensation Payments, if any, are being made to the Executive hereunder, whichever period is longer, the Executive may not, directly or indirectly, entice, solicit or encourage any customer or prospective customer of the Company to cease doing business with the

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          Company, reduce its relationship with the Company or refrain from establishing or expanding a relationship with the Company in respect of any work covered by a contract the Company was party to at the time of his termination of employment (including any extensions, renewals or replacements of any such contracts, whether by way of recompetitions or otherwise).

5.2  NON-DISPARAGEMENT; NONDISCLOSURE

     (A) The Executive agrees not to make any public statement, or engage in any conduct, that is disparaging to the Company, or any of its employees, officers, directors, or shareholders, including, but not limited to, any statement that disparages the products, services, finances, financial condition, capabilities or other aspect of the business of the Company. Notwithstanding any term to the contrary herein, the Executive shall not be in breach of this Section 5.2 for the making of any truthful statements under oath.

     (B) The Executive agrees not to directly or indirectly disclose, discuss, disseminate, be the source of or otherwise publish or communicate in any manner to any person or entity any confidential information concerning the personal, social or business activities of the Company or its controlling persons, or the executives, principals, officers, directors, agents or employees of any of the foregoing during or at any time after the termination of the Executive's employment. In addition, the Executive

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          agrees that, without the Company's express written approval in each case, the Executive will not:

          (i) write, be the source of or contribute to any articles, stories, books, screenplays or any other communication or publicity of any kind (written or otherwise) or deliver lectures in any way regarding or concerning confidential information, or

          (ii) grant any interviews regarding or concerning confidential information during or at any time after the termination of his employment.

5.3  PROVISIONS NECESSARY AND REASONABLE

     (A)  The Executive agrees that:

          (i)  the specific temporal and substantive provisions set forth in
               Section 5.1 of this Agreement are reasonable and necessary to protect the Company's business interests; and

          (ii) in the event of any breach of any of the covenants set forth in Sections 5.1 and 5.2 herein, the Company would suffer substantial irreparable harm and would not have an adequate remedy at law for such breach.

               In recognition of the foregoing, the Executive agrees that, in the event of a breach or threatened breach of any of these covenants, in addition to such remedies as the Company may have at law, without posting any bond or security, Anteon shall be entitled to cease any further Extended Compensation Payments, if any,

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               and the Company further shall be entitled to seek and obtain equitable relief, in the form of specific performance, and/or temporary, preliminary or permanent injunctive relief, or any other equitable remedy which then may be available. The seeking of such injunction or order shall not affect the Company's right to seek and obtain damages or other equitable relief on account of any such actual or threatened breach.

     (B) If any of the covenants contained in Sections 5.1 or 5.2 hereof, or any part thereof, are hereafter construed to be invalid or unenforceable, the same shall not affect the remainder or the covenant or covenants, which shall be given full effect without regard to the invalid portions.

     (C) If any of the covenants contained in Sections 5.1 or 5.2 hereof, or any part thereof, are held to be unenforceable by a court of competent jurisdiction because of the temporal or geographic scope of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or geographic area of such provision and, in its reduced form, such provision shall be enforceable.


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6.   MISCELLANEOUS

     6.1 The Board reserves the right to modify, amend, or terminate this Agreement at any time; PROVIDED, HOWEVER, that no such modification, amendment or termination shall impair or reduce the Executive's rights hereunder without such Executive's prior written permission. All modifications of or amendments to this Agreement shall be in writing.

     6.2 Neither the entering into of this Agreement nor any designation or award of Extended Compensation Payments hereunder shall be held or construed to confer upon the Executive any legal right to continued employment with the Company. The Company expressly reserves the right to discharge the Executive whenever the interest of the Company, in its sole judgment, may so require, without any liability on the part of the Company, its trustees, officers, employees, advisers, consultants, shareholders, agents or other representatives (including, but not limited to, the members of the Committee), or their respective heirs and legal representatives except for the liabilities expressly set forth in this Agreement.

     6.3 Benefits payable under this Agreement shall be subject to federal and state income tax and social security tax withholdings and any other withholdings mandated by law and shall be paid out of the general assets of Anteon, and are not required to be funded in any manner, although Anteon in its discretion may set aside amounts in respect of, or fund, benefits payable hereunder. Benefits payable to the Executive will represent an unsecured claim by the Executive against the general assets of Anteon.

     6.4 Except to the extent required by law, benefits payable under this Agreement shall not be subject to assignment, alienation, transfer, pledge, levy, attachment, or other legal process or encumbrance by the Executive and any attempt to do so shall be void. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs,

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executors, personal representatives, estates, successors (including, without limitation, by way of merger) and assigns. Notwithstanding the provisions of the immediately preceding sentence, the Employee may not assign all or any portion of this Agreement without the prior written consent of the Company.

     6.5 This Agreement shall supersede any and all prior agreements regarding the subject matter hereof, and shall be interpreted and applied in accordance with the laws of the Commonwealth of Virginia (without reference to the rules relating to conflicts of laws), except to the extent superseded by applicable federal laws. Every notice relating to this Agreement shall be in writing and shall be deemed given upon receipt if sent by personal delivery, recognized overnight courier or by certified mail, postage prepaid, return receipt requested, sent to the principal office of the Company, if to the Company, or to the address of the Executive on the records of the Company, if to the Executive (or to such other address as either party may designate in writing to the other party):

     6.6 This Agreement replaces and supersedes any other severance policy or similar plan or arrangement in effect prior to the date listed above with respect to the Executive.

     6.7 The effectiveness of this Agreement is subject to the receipt of approval of this Agreement by the vote of a majority of the shareholders of Anteon International Corporation, a Delaware corporation.

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     IN WITNESS WHEREOF, the parties have duly executed and delivered this
Agreement s of the date set forth above.

                                            ANTEON CORPORATION


                                            By:
                                               ---------------------------------



By:
   --------------------------------
   Executive


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                                                                       Exhibit A

NAME OF EXECUTIVE
-----------------          --------------------

Period of Protection Payments:
                                                       Salary continuation and
                                                       bonus continuation --- __
                                                       months.

                                                       Medical/Dental and Life
                                                       Insurance --- __ months.


--------------------------------------------------------------------------------

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                                                                              15


                                     RELEASE
                                     -------

                                  Introduction

     Various federal, state and local laws and regulations prohibit employment discrimination based upon, among other things, age, sex, race, color, national origin, religion, disability and/or veteran status. These anti-discrimination laws and regulations are enforced through the United States Equal Employment Opportunity Commission, the United States Department of Labor, and various state and local fair employment practices agencies. Other laws and regulations prohibit employers from terminating employees tortiously or wrongfully, in breach of express or implied covenants of good faith and fair dealing, in violation of public policy, or in such a manner as to negligently or intentionally inflict emotional distress. In other situations, employees may have claims against an employer for fraud, misrepresentation or defamation.

     Eligibility for Extended Compensation Payments under the terms outlined in your agreement with Anteon Corporation (the "Agreement") is contingent upon your signature and delivery of this Release to Anteon Corporation (the "Anteon", which, together with its subsidiaries and affiliates, shall be referred to herein as the "Company"). IF YOU DO NOT SIGN THE RELEASE (OR IF YOU SUBSEQUENTLY REVOKE THE RELEASE), YOU WILL NOT BE ENTITLED TO ANY EXTENDED COMPENSATION PAYMENTS AWARDED UNDER THE AGREEMENT AND WILL HAVE NO RIGHT TO ANY EXTENDED COMPENSATION PAYMENTS AWARDED UNDER THE AGREEMENT. If you breach the terms of your Release, Anteon will be entitled to the return of any Extended Compensation Payments you have received and to reimbursement by you of any counsel fees and expenses incurred by Anteon in enforcing such right of return.


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     Under the terms of this Release, you waive any rights to bring claims against the Company, and all is past and/or present directors, trustees, officers, employees, affiliates, advisers, consultants, shareholders, agents and other representatives (including, but not limited to, the members of the Committee) with respect to employment or other work with Anteon and other matters, except as specifically and expressly allowed by this Release. This is a legally binding document. DO NOT SIGN THIS RELEASE UNLESS YOU THOROUGHLY UNDERSTAND IT.

                                     Release

     Under the Agreement and subject to the terms thereof, in exchange for the Extended Compensation Payments (less the amount necessary to satisfy applicable withholding requirements (the "Benefit Amount")), I hereby acknowledge that my employment with the Company has terminated as of ______________(1) and hereby release the Company and all its past and/or present directors, trustees, officers, employees, stockholders, affiliates, advisers, consultants, agents and other representatives (including, but not limited to, the members of the Committee), successors and assigns, in their individual and/or representative capacities (hereinafter together with the Company collectively referred to as "Anteon Releasees"), from any and all causes of action, suits, agreements, promises, damages, disputes, controversies, contentions, differences, judgments, claims and demands of any kind whatsoever ("Claims") that I or my heirs, executors, administrators, successors and assigns ever had, now have or may have against the Anteon Releasees, whether known or unknown to me, by reason of my employment

--------
(1) If no date is inserted, the date of your execution of this Release shall be deemed to be the date of termination of employment.


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and/or cessation of employment with the Company, or otherwise involving facts that occurred on or prior to the date that I have signed this Release other than a Claim that Anteon has failed to pay me the Extended Compensation Payments in the amount equal to the Benefit Amount, or so much thereof as shall be payable as provided in the Agreement. Such released Claims include, without limitation, any and all claims under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Civil Rights Act of 1971, the Civil Rights Act of 1991, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974 ("ERISA"), the Americans with Disabilities Act, the Family and Medical Leave Act of 1993, and any and all other federal, state or local laws, statutes, rules and regulations pertaining to employment, as well as any and all Claims under state contract or tort law.

     I understand that my receipt of the Extended Compensation Payments will in no way affect any receipt of retirement, savings, vacation, health care or other benefits to which I am entitled as of my termination date under any plans, policies or arrangements of the Company in which I am a participant or in respect of which I am a beneficiary, except as otherwise provided in the Agreement.

     I understand and agree that I must not disclose the terms of this Release to anyone other than my spouse, my legal counsel and accountants to the extent necessary in order to obtain professional advice, that I must immediately inform my spouse, legal counsel and accountants that they are also prohibited from disclosing the terms of the Release, and that I must not make any derogatory allegations about Anteon Releasees. I further agree to return to the Company any property of the Anteon Releasees that I may have, no matter where located, and not to keep any copies or portions thereof.


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     I represent that I have not filed, and will not hereafter file, any Claim against Anteon Releasees relating to my employment and/or cessation of employment with the Company, or otherwise involving facts that occurred on or prior to the date that I have signed this Release, other than a Claim that Anteon has failed to pay me Extended Compensation Payments in the amount equal to the Benefit Amount or so much thereof as may be payable as provided in the Agreement.

     I understand and agree that if I am made a member of a class in any proceeding relating to a Claim against any Anteon Releasee, I will opt out of the class at the first opportunity afforded to me after learning of my inclusion. In this regard, I agree that I will execute, without objection or delay, an "opt-out" form presented to me either by the court in which such proceeding is pending or by counsel for any Anteon Releasee who is made a defendant in any such proceeding.

     I understand and agree that if I commence, continue, join in, or in any other manner attempt to assert any Claim released herein against Anteon Releasees, or otherwise violate the terms of this Release, Anteon shall have a right to the return of all Extended Compensation Payments paid me by Anteon (together with interest thereon), and I shall reimburse Anteon for all counsel fees and expenses incurred by it in defending against such a Claim, provided that this right of return of such Extended Compensation Payments is without prejudice to the Company's other rights hereunder, including any waiver and release of any and all Claims against the Company.

     I understand and agree that Anteon's payment of Extended Compensation Payments to me and my signing of this Release do not in any way indicate that I have any viable

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Claims against the Anteon Releasees or that the Anteon Releasees admit any liability to me whatsoever.

     I have read this Release carefully, have been given at least twenty-one
(21) days to consider all its terms, have been advised to consult an attorney and any other advisors of my choice, and fully understand that by signing below I am giving up any right which I may have to sue or bring any other Claims against the Anteon Releasees. I have not been forced or pressured in any manner whatsoever to sign this Release, and I agree to all its terms voluntarily.

     I have not relied on any representations, promises or agreements of any kind made to me in connection with my decision to accept the Extended Compensation Payments except for those set forth in this Release. I understand that if I wish, I can consider this Release for at least twenty-one (21) days before I decide whether to sign it.

     I understand and agree that this Release will be governed by Virginia law. I also agree and understand if one or more of these provisions is found to be invalid, illegal or unenforceable, that will not affect any other provisions of this Release.

     I understand that I have seven (7) days from the date I have signed this Release below to revoke this Release, that this Release will not become effective until the eighth (8th) day following the date that I have signed this Release, and that Anteon will have no obligation to pay me the Protection Payments set forth in the Agreement unless and until this Release becomes effective.

-----------                                      -------------------------------
   Date                                                 Employee's Signature